Exhibit 99.1

Consolidated Water Reports Second Quarter 2025 Results

GEORGE TOWN, Grand Cayman, Cayman Islands, August 11, 2025 -- Consolidated Water Co. Ltd. (NASDAQ Global Select Market: CWCO), a leading designer, builder and operator of advanced water supply and treatment plants, reported results for the second quarter ended June 30, 2025. All comparisons are to the same prior year period unless otherwise noted.

Consolidated Water will hold a conference call at 11:00 a.m. Eastern time tomorrow to discuss the results (see dial-in information below).

Second Quarter 2025 Financial Summary

●	Total revenue increased 3% to $33.6 million.
●	Retail revenue increased 6% to $8.6 million on higher sales volumes.
●	Bulk revenue decreased 2% to $8.3 million.
●	Services revenue decreased by 4% to $11.4 million due to a $1.2 million decrease in construction revenue and a $0.5 million decrease in design and consulting revenue. These decreases were partially offset by a $1.2 million increase in operations and maintenance (O&M) revenue which increased 17% to $8.3 million.
●	Manufacturing revenue increased by 33% to $5.2 million.
●	Net income from continuing operations attributable to company stockholders totaled $5.2 million or $0.32 per diluted share, compared to $4.2 million or $0.26 per diluted share in the second quarter of 2024.
●	Including discontinued operations, net income attributable to company stockholders totaled $5.1 million or $0.32 per diluted share, compared to $15.9 million or $0.99 per diluted share in the second quarter of 2024.
●	Cash and cash equivalents increased to $112.2 million and working capital increased to $137.4 million as of June 30, 2025.

Second Quarter Operational Highlights

●	Retail water sold by the company’s Grand Cayman water utility increased 7% due to significantly less rainfall on Grand Cayman during this past quarter compared to the second quarter of 2024 and to a lesser extent ongoing population growth and increased business activity within the company’s service area.
●	The company’s client approved the pilot test reports and recommendations for its $204 million project to design, construct, operate and maintain a 1.7 million gallon per day seawater desalination plant in

Kalaeloa, Hawaii. This significant project milestone helps pave the way to begin construction once all permits have been obtained.

●	Completed the expansion of its West Bay seawater desalination plant to meet growing demand for water in its Grand Cayman service area. The expansion added an additional 1 million gallons per day of desalinated water production capacity.
●	Increased its quarterly cash dividend and declared a dividend of $0.14 per share for the third quarter of 2025. This third quarter dividend of $0.14 per share represented an increase of 27.3% from the second quarter 2025 dividend of $0.11 per share.

Management Commentary

“All four of our business segments performed well this past quarter with revenue growth of 6% in our retail segment and 33% in our manufacturing segment compared to the same period last year,” commented Consolidated Water CEO, Rick McTaggart. “Services segment revenue from recurring O&M contracts increased by 17%, which partially offset decreases in construction revenue and design and consulting revenue. While bulk segment revenue decreased slightly this past quarter due to lower fuel passthrough charges, bulk profitability increased in dollar terms and gross profit percentage due to lower costs of revenue.

“Our diversified water business model – spanning regulated utility operations, O&M services and manufacturing – continues to serve the company and its shareholders well, with our consolidated revenue increasing by 3% and our fully diluted earnings per share from continuing operations increasing 23% compared to the same period in 2024.

“As previously communicated, the performance of our manufacturing segment has greatly improved and stabilized over the past couple of years. This was evident this past quarter with manufacturing revenue increasing 33% and gross margin improving by six percentage points. A meaningful part of our manufacturing revenue is generated by water purification equipment we fabricate for the nuclear power industry. We are Nuclear Quality Assurance (NQA-1) certified by two large nuclear industry players and are very encouraged by the revitalized interest in nuclear power solutions for the U.S. We expect our unique manufacturing qualifications to create opportunities for continued growth in our manufacturing business.

“Our 1.7 million gallons per day seawater desalination plant in Hawaii continued to advance in accordance with the schedule. As previously disclosed, in April, our client, the Honolulu Board of Water Supply, approved and accepted our pilot test report and recommendations -- achieving a critical milestone for the project. In July, we submitted our 90% design for the project and are currently addressing comments from our client’s consultants. Provided all permitting milestones are achieved, we expect to commence construction of the plant early next year.”

Q2 2025 Financial Results

Revenue totaled $33.6 million, increasing 3% from $32.5 million in the second quarter of 2024. The increase was due to increases of $456,000 in the retail segment and $1.3 million in the manufacturing segment. This increase was partially offset by decreases of $173,000 in the bulk segment and $474,000 in the services segment.

Retail revenue increased due to a 7% increase in the volume of water sold.

The decrease in bulk segment revenue was due to a decline in energy-related revenue in the Bahamas operations.

The decrease in services segment revenue was primarily due to plant construction revenue decreasing from $4.0 million in the second quarter of 2024 to $2.8 million in the second quarter of 2025. The decrease was a result of a $1.0 million decrease in revenue recognized for the Hawaii project due to the completion of the pilot plant testing phase of the project, which resulted in a decrease in project expenditures pending commencement of the construction phase of the project.

Services segment revenue generated under O&M contracts totaled $8.3 million in the second quarter of 2025, an increase of 17% from the second quarter of 2024. The increase was a result of incremental revenue generated by both PERC and REC.

Manufacturing segment revenue increased by $1.3 million, or 33%, to $5.2 million, as compared to $3.9 million in the second quarter of 2024.

Gross profit for 2025 was $12.8 million (38.2% of total revenue), as compared to $11.6 million (35.8% of total revenue) in the second quarter of 2024. The increase was due to increases in retail and manufacturing revenue, as well as decreased cost of revenue for the bulk segment. The increase in gross profit was partially offset by a decrease in gross profit for the services segment.

Net income from continuing operations attributable to Consolidated Water stockholders for the second quarter of 2025 was $5.2 million, or $0.32 per diluted share, compared to net income of $4.2 million, or $0.26 per diluted share, in the second quarter of 2024.

Including discontinued operations, net income attributable to Consolidated Water stockholders for the second quarter of 2025 was $5.1 million or $0.32 per diluted share, compared to net income of $15.9 million, or $0.99 per diluted share, in the second quarter of 2024. The decrease was due to discontinued operations, as the company recognized a gain on sale of the land and documentation for the discontinued project in Mexico totaling $12.1 million in the second quarter of 2024.

Cash and cash equivalents totaled $112.2 million as of June 30, 2025, with working capital of $137.4 million and stockholders’ equity of $216.6 million.

First Half 2025 Financial Results

Revenue for the first half of 2025 was $67.3 million, a decrease of 7% from $72.2 million in the same year-ago period. The decrease was due to decreases of $7.8 million in the services segment and $104,000 in the bulk segment. This decrease was partially offset by increases of $1.2 million in the retail segment and $1.8 million in the manufacturing segment.

Retail revenue increased due to a 10% increase in the volume of water sold.

The decrease in bulk segment revenue was partly due to a decline in energy-related revenue in the Bahamas operations.

The decrease in services segment revenue was primarily due to plant construction revenue decreasing from $13.4 million in the first half of 2024 to $5.0 million in the first half of 2025 primarily as a result of two construction projects that were completed in the first half of 2024. Construction revenue recognized on the Hawaii contract also declined by $2.1 million in 2025 due to the completion of the pilot plant testing phase of the project.

Revenue generated under operations and maintenance contracts totaled $16.0 million in the first half of 2025, an increase of 13% from the first half of 2024. The increase was a result of incremental revenue generated by both PERC and REC.

Manufacturing segment revenue increased by $1.8 million to $11.0 million as compared to $9.2 million in the first half of 2024.

Gross profit for 2025 was $25.1 million (37.3% of total revenue), as compared to $25.5 million (35.3% of total revenue) in the first half of 2024. The decrease was due to a decrease in services segment gross profit of $2.8 million primarily as a result of the decrease in construction revenue. The decrease in gross profit was partially offset by an increase in gross profit for the retail, bulk and manufacturing segments.

Net income from continuing operations attributable to Consolidated Water stockholders for the first half of 2025 was $10.1 million, or $0.63 per diluted share, compared to net income of $11.2 million, or $0.70 per diluted share, in the first half of 2024.

Including discontinued operations, net income attributable to Consolidated Water stockholders for the first half of 2025 was $9.9 million or $0.62 per diluted share, compared to net income of $22.3 million or $1.40 per diluted share in the first half of 2024. The decrease was due to discontinued operations, as the company recognized a gain on sale of the land and documentation for the discontinued project in Mexico totaling $12.1 million in the year-ago period.

Second Quarter 2025 Segment Results

	Three Months Ended June 30, 2025
	Retail	Bulk	Services	Manufacturing	Corporate	Total
Revenue	$8,638,026	$8,274,816	$11,448,202	$5,230,035	$—	$33,591,079
Cost of revenue	3,775,758	5,738,907	8,056,883	3,187,546	—	20,759,094
Gross profit	4,862,268	2,535,909	3,391,319	2,042,489	—	12,831,985
General and administrative expenses	985,617	394,750	1,993,042	530,552	3,676,277	7,580,238
Gain on asset dispositions and impairments, net	840	—	31,177	—	—	32,017
Income (loss) from operations	3,877,491	2,141,159	1,429,454	1,511,937	(3,676,277)	5,283,764
Interest income	45,049	227,470	261,335	1	223,133	756,988
Interest expense	—	—	(1,185)	—	—	(1,185)
Income (loss) from affiliates	—	—	—	(259)	52,538	52,279
Other	7,395	6,942	(1,996)	90	(331)	12,100
Other income (loss), net	52,444	234,412	258,154	(168)	275,340	820,182
Income (loss) before income taxes	3,929,935	2,375,571	1,687,608	1,511,769	(3,400,937)	6,103,946
Provision for income taxes	—	—	414,180	381,627	—	795,807
Net income (loss) from continuing operations	3,929,935	2,375,571	1,273,428	1,130,142	(3,400,937)	5,308,139
Income from continuing operations attributable to non-controlling interests	—	129,378	—	—	—	129,378
Net income (loss) from continuing operations attributable to Consolidated Water Co. Ltd. stockholders	$3,929,935	$2,246,193	$1,273,428	$1,130,142	$(3,400,937)	5,178,761
Net loss from discontinued operations						(82,556)
Net income attributable to Consolidated Water Co. Ltd. stockholders						$5,096,205

	Three Months Ended June 30, 2024
	Retail	Bulk	Services	Manufacturing	Corporate	Total
Revenue	$8,181,884	$8,447,958	$11,922,469	$3,926,847	$—	$32,479,158
Cost of revenue	3,670,133	6,097,460	8,458,537	2,632,814	—	20,858,944
Gross profit	4,511,751	2,350,498	3,463,932	1,294,033	—	11,620,214
General and administrative expenses	781,706	363,268	1,196,624	667,586	3,597,110	6,606,294
Gain (loss) on asset dispositions and impairments, net	(6,130)	—	3,000	—	—	(3,130)
Income (loss) from operations	3,723,915	1,987,230	2,270,308	626,447	(3,597,110)	5,010,790
Interest income	50,825	213,393	116,623	1	12	380,854
Interest expense	(31,123)	—	(2,315)	—	—	(33,438)
Income from affiliate	—	—	—	—	48,797	48,797
Other	15,680	6,468	10	116	(61)	22,213
Other income, net	35,382	219,861	114,318	117	48,748	418,426
Income (loss) before income taxes	3,759,297	2,207,091	2,384,626	626,564	(3,548,362)	5,429,216
Provision for income taxes	—	—	593,438	144,752	325,743	1,063,933
Net income (loss) from continuing operations	3,759,297	2,207,091	1,791,188	481,812	(3,874,105)	4,365,283
Income from continuing operations attributable to non-controlling interests	—	122,872	—	—	—	122,872
Net income (loss) from continuing operations attributable to Consolidated Water Co. Ltd. stockholders	$3,759,297	$2,084,219	$1,791,188	$481,812	$(3,874,105)	4,242,411
Net income from discontinued operations						11,607,846
Net income attributable to Consolidated Water Co. Ltd. stockholders						$15,850,257

First Half Segment Results

	Six Months Ended June 30, 2025
	Retail	Bulk	Services	Manufacturing	Corporate	Total
Revenue	$18,049,368	$16,686,532	$21,526,470	$11,044,094	$—	$67,306,464
Cost of revenue	7,481,821	11,322,996	16,118,760	7,244,615	—	42,168,192
Gross profit	10,567,547	5,363,536	5,407,710	3,799,479	—	25,138,272
General and administrative expenses	1,774,429	740,831	4,188,380	1,194,630	7,405,927	15,304,197
Gain on asset dispositions and impairments, net	30,816	—	29,636	—	—	60,452
Income (loss) from operations	8,823,934	4,622,705	1,248,966	2,604,849	(7,405,927)	9,894,527
Interest income	77,915	431,573	404,654	2	459,438	1,373,582
Interest expense	—	—	(2,713)	—	—	(2,713)
Income (loss) from affiliates	—	—	—	(34,263)	117,016	82,753
Other	35,703	21,875	(1,960)	164	(331)	55,451
Other income (loss), net	113,618	453,448	399,981	(34,097)	576,123	1,509,073
Income (loss) before income taxes	8,937,552	5,076,153	1,648,947	2,570,752	(6,829,804)	11,403,600
Provision for income taxes	—	—	378,287	627,637	—	1,005,924
Net income (loss) from continuing operations	8,937,552	5,076,153	1,270,660	1,943,115	(6,829,804)	10,397,676
Income from continuing operations attributable to non-controlling interests	—	294,805	—	—	—	294,805
Net income (loss) from continuing operations attributable to Consolidated Water Co. Ltd. stockholders	$8,937,552	$4,781,348	$1,270,660	$1,943,115	$(6,829,804)	10,102,871
Net loss from discontinued operations						(215,637)
Net income attributable to Consolidated Water Co. Ltd. stockholders						$9,887,234

	Six Months Ended June 30, 2024
	Retail	Bulk	Services	Manufacturing	Corporate	Total
Revenue	$16,806,822	$16,790,052	$29,340,080	$9,231,594	$—	$72,168,548
Cost of revenue	7,221,477	11,662,718	21,127,476	6,658,640	—	46,670,311
Gross profit	9,585,345	5,127,334	8,212,604	2,572,954	—	25,498,237
General and administrative expenses	1,548,404	707,409	2,794,478	1,185,288	6,934,744	13,170,323
Gain (loss) on asset dispositions and impairments, net	(6,130)	—	3,000	—	—	(3,130)
Income (loss) from operations	8,030,811	4,419,925	5,421,126	1,387,666	(6,934,744)	12,324,784
Interest income	107,417	417,713	189,827	2	37	714,996
Interest expense	(62,246)	—	(4,693)	—	—	(66,939)
Income from affiliate	—	—	—	—	126,363	126,363
Other	36,278	12,428	611	11,776	1,097	62,190
Other income, net	81,449	430,141	185,745	11,778	127,497	836,610
Income (loss) before income taxes	8,112,260	4,850,066	5,606,871	1,399,444	(6,807,247)	13,161,394
Provision for income taxes	—	—	1,371,724	313,905	—	1,685,629
Net income (loss) from continuing operations	8,112,260	4,850,066	4,235,147	1,085,539	(6,807,247)	11,475,765
Income from continuing operations attributable to non-controlling interests	—	291,940	—	—	—	291,940
Net income (loss) from continuing operations attributable to Consolidated Water Co. Ltd. stockholders	$8,112,260	$4,558,126	$4,235,147	$1,085,539	$(6,807,247)	11,183,825
Net income from discontinued operations						11,140,780
Net income attributable to Consolidated Water Co. Ltd. stockholders						$22,324,605

The following table presents the Company’s revenue disaggregated by revenue source.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Retail revenue	$8,638,026	$8,181,884	$18,049,368	$16,806,822
Bulk revenue	8,274,816	8,447,958	16,686,532	16,790,052
Services revenue	11,448,202	11,922,469	21,526,470	29,340,080
Manufacturing revenue	5,230,035	3,926,847	11,044,094	9,231,594
Total revenue	$33,591,079	$32,479,158	$67,306,464	$72,168,548

Services revenue consists of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Construction revenue	$2,825,935	$4,004,072	$5,044,167	$13,381,536
Operations and maintenance revenue	8,255,408	7,068,922	15,980,704	14,168,275
Design and consulting revenue	366,859	849,475	501,599	1,790,269
Total services revenue	$11,448,202	$11,922,469	$21,526,470	$29,340,080

Conference Call

Consolidated Water management will host a conference call tomorrow to discuss these results, followed by a question-and-answer period.

Date: Tuesday, August 12, 2025

Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)

Toll-free dial-in number: 1-844-875-6913

International dial-in number: 1-412-317-6709

Conference ID: 9065693

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you require any assistance connecting with the call, please contact Encore at 1-949-432-7450.

A replay of the call will be available after 1:00 p.m. Eastern time on the same day through August 19, 2025, as well as available for replay via the Investors section of the Consolidated Water website at www.cwco.com.

Toll-free replay number: 1-877-344-7529

International replay number: 1-412-317-0088

Replay ID: 9065693

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates advanced water supply and treatment plants and water distribution systems. The company designs, constructs and operates seawater desalination facilities in the Cayman Islands, The Bahamas and the British Virgin Islands, and designs, constructs and operates water treatment and reuse facilities in the United States. The company has in progress a $204 million design-build-operate project for a seawater desalination plant in Hawaii.

The company also manufactures and services a wide range of products and provides design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment.

For more information, visit cwco.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "intend", "expect", "should", "will" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to (i) continued acceptance of the company's products and services in the marketplace; (ii) changes in its relationships with the governments of the jurisdictions in which it operates; (iii) the outcome of its negotiations with the Cayman government regarding a new retail license agreement; (iv) the collection of its delinquent accounts receivable in the Bahamas; and (v) various other risks such as economic, operational, and industry-specific risks, as detailed in the company's periodic report filings with the Securities and Exchange Commission (“SEC”). For more information about risks and uncertainties associated with the company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the company’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting the company’s Secretary at the company’s executive offices or at the “Investors – SEC Filings” page of the company’s website at ir.cwco.com/docs. Except as otherwise required by law, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
David W. Sasnett
Executive Vice President and CFO
Tel (954) 509-8200
Email Contact

Investor Relations Contact:
Ron Both or Grant Stude
Encore Investor Relations
Tel (949) 432-7557

Email Contact

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$112,246,599	$99,350,121
Accounts receivable, net	41,952,382	39,580,982
Inventory	6,211,193	8,960,350
Prepaid expenses and other current assets	3,542,059	5,153,984
Contract assets	5,759,030	4,470,243
Current assets of discontinued operations	123,625	272,485
Total current assets	169,834,888	157,788,165
Property, plant and equipment, net	53,746,797	52,432,282
Construction in progress	6,522,936	5,143,717
Inventory, noncurrent	5,593,954	5,338,961
Investment in affiliates	1,314,416	1,504,363
Goodwill	12,861,404	12,861,404
Intangible assets, net	2,368,629	2,696,815
Operating lease right-of-use assets	3,240,112	3,190,985
Other assets	2,020,432	2,356,489
Total assets	$257,503,568	$243,313,181

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$12,795,154	$9,057,179
Accrued compensation	2,809,311	3,336,946
Dividends payable	2,268,256	1,780,841
Current maturities of operating leases	681,140	634,947
Current portion of long-term debt	77,188	126,318
Contract liabilities	12,898,666	9,126,654
Deferred revenue	616,556	365,879
Current liabilities of discontinued operations	271,078	509,745
Total current liabilities	32,417,349	24,938,509
Long-term debt, noncurrent	45,309	70,320
Deferred tax liabilities	—	210,893
Noncurrent operating leases	2,680,470	2,630,812
Other liabilities	153,000	153,000
Total liabilities	35,296,128	28,003,534
Commitments and contingencies
Equity
Consolidated Water Co. Ltd. stockholders' equity
Redeemable preferred stock, $0.60 par value. Authorized 200,000 shares; issued and outstanding 49,844 and 44,004 shares, respectively	29,906	26,402
Class A common stock, $0.60 par value. Authorized 24,655,000 shares; issued and outstanding 15,916,685 and 15,846,345 shares, respectively	9,550,011	9,507,807
Class B common stock, $0.60 par value. Authorized 145,000 shares; none issued	—	—
Additional paid-in capital	94,212,568	93,550,905
Retained earnings	112,771,198	106,875,581
Total Consolidated Water Co. Ltd. stockholders' equity	216,563,683	209,960,695
Non-controlling interests	5,643,757	5,348,952
Total equity	222,207,440	215,309,647
Total liabilities and equity	$257,503,568	$243,313,181

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$33,591,079	$32,479,158	$67,306,464	$72,168,548
Cost of revenue	20,759,094	20,858,944	42,168,192	46,670,311
Gross profit	12,831,985	11,620,214	25,138,272	25,498,237
General and administrative expenses	7,580,238	6,606,294	15,304,197	13,170,323
Gain (loss) on asset dispositions and impairments, net	32,017	(3,130)	60,452	(3,130)
Income from operations	5,283,764	5,010,790	9,894,527	12,324,784

Other income (expense):
Interest income	756,988	380,854	1,373,582	714,996
Interest expense	(1,185)	(33,438)	(2,713)	(66,939)
Equity in the earnings of affiliates	52,279	48,797	82,753	126,363
Other	12,100	22,213	55,451	62,190
Other income, net	820,182	418,426	1,509,073	836,610
Income before income taxes	6,103,946	5,429,216	11,403,600	13,161,394
Provision for income taxes	795,807	1,063,933	1,005,924	1,685,629
Net income from continuing operations	5,308,139	4,365,283	10,397,676	11,475,765
Income from continuing operations attributable to non-controlling interests	129,378	122,872	294,805	291,940
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders	5,178,761	4,242,411	10,102,871	11,183,825
Net income (loss) from discontinued operations	(82,556)	11,607,846	(215,637)	11,140,780
Net income attributable to Consolidated Water Co. Ltd. stockholders	$5,096,205	$15,850,257	$9,887,234	$22,324,605

Basic earnings (loss) per common share attributable to Consolidated Water Co. Ltd. common stockholders
Continuing operations	$0.33	$0.27	$0.63	$0.71
Discontinued operations	(0.01)	0.73	(0.01)	0.70
Basic earnings per share	$0.32	$1.00	$0.62	$1.41

Diluted earnings (loss) per common share attributable to Consolidated Water Co. Ltd. common stockholders
Continuing operations	$0.32	$0.26	$0.63	$0.70
Discontinued operations	—	0.73	(0.01)	0.70
Diluted earnings per share	$0.32	$0.99	$0.62	$1.40

Dividends declared per common and redeemable preferred shares	$0.14	$0.095	$0.25	$0.19

Weighted average number of common shares used in the determination of:
Basic earnings per share	15,916,685	15,829,120	15,916,278	15,829,024
Diluted earnings per share	16,044,311	15,983,671	16,043,532	15,984,154